UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _____ )

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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US AIRWAYS GROUP, INC.
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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US AIRWAYS EMPLOYEE Q&A ABOUT
THE 2004 ANNUAL MEETING AND VOTING

GENERAL INFORMATION

As a result of your participation in the restructuring of the airline and our emergence from bankruptcy, many employees have become stockholders of US Airways Group, Inc. for the first time. We are providing these Questions and Answers to explain information in the proxy statement we are sending to all stockholders about the Company's annual meeting. You should review the proxy statement for more information about the 2004 annual meeting and the proposals being submitted to stockholders.

1. What is the Annual Meeting?

Publicly-traded corporations are required to have an annual meeting of stockholders to take certain types of corporate action, such as electing directors. The US Airways 2004 annual meeting will be held at the Legends Conference Center, 2500 Legends Circle, Prattville, Alabama on Wednesday, May 19, 2004 at 9:30 a.m. central time.

2. What is a proxy statement?

A proxy statement is a document that Securities and Exchange Commission ("SEC") regulations require publicly-traded corporations to give to stockholders prior to the annual meeting. The proxy statement provides information about the matters being voted on at the meeting, and comes with a proxy card which allows stockholders to vote on matters at that meeting. Anyone who owned our stock on March 24, 2004 (our "record date") will receive a proxy statement and proxy card. By signing and returning the proxy card, you authorize two designated officers - David N. Siegel and Elizabeth K. Lanier - to vote your shares at the 2004 annual meeting in whatever manner you direct, even if you do not personally attend.

The purpose of the proxy statement is to disclose information to stockholders so they can make an informed choice on the proposals presented for their vote. The proxy statement contains information regarding the individuals standing for election as directors and information regarding the other items proposed for stockholder approval at the 2004 annual meeting. In addition, the proxy statement discloses information about the Board of Directors' committee operations and information about the compensation paid to our directors and senior officers in 2003.

3. What is a stockholder and how many votes does a stockholder have?

A stockholder is the owner of any share of our stock, whether common stock or preferred stock. You will have one vote for each share of stock you owned on March 24, 2004, including any Class A common stock or Class A preferred stock. You will receive a proxy card to vote your stock. You should complete and return your proxy card so that all of your shares are voted at the 2004 annual meeting, regardless of whether you plan to attend the 2004 annual meeting.

Retirement Systems of Alabama Holdings LLC ("RSA") holds shares of our Class A common stock and Class A preferred stock, as well as all of our Class B common stock and Class B preferred stock, which also have voting rights. As a result of its stock ownership, RSA holds approximately 72% of the votes to be cast. We expect RSA to vote for all of the proposals at the 2004 annual meeting.

4. What is the difference between a stockholder of record and a stockholder who holds shares in "street name"?

If your shares are registered in the stock records of the Company in your name, then you are a "record holder" of the stock. For many stockholders that hold their stock through a broker or bank, however, the stock is registered in the name of the broker or bank, and the broker or bank keeps its own records indicating that you are the beneficial holder of your shares. Shares held in this way are referred to as held in "street name." For most of our employees, who hold their shares in the E*Trade accounts set up by the Company, E*Trade is holding the shares in street name for each employee stockholder.

5. How can I change my vote?

As described in the proxy statement, if you previously sent in a proxy card and prior to the annual meeting wish to change your vote, you may do so by (a) voting in person at the annual meeting or (b) revoking the proxy card that you previously sent in by either (i) giving written notice to the Corporate Secretary, Elizabeth K. Lanier, before May 19, 2004, or (ii) delivering a later-dated proxy card to Bank of New York, our transfer agent and shareholder services agent, before May 19, 2004.

Please note that if you wish to vote in person at the 2004 annual meeting and you hold your shares in street name (as many of our employee stockholders do), you must bring a letter from your broker, often referred to as a "legal proxy," giving you the authority to vote the shares in person at the annual meeting.

6. Are votes confidential? Who counts the votes?

Representatives of Bank of New York, our transfer and shareholder services agent, will count the votes and act as inspector of elections. Proxy cards will be returned to Bank of New York, and it will tabulate the votes and deliver the total vote count on each proposal to our Corporate Secretary for voting at the 2004 annual meeting.

Stockholder votes are kept confidential, except in the following limited circumstances:

(a)  as necessary to meet applicable legal requirements and to assert or defend claims for or against us;
(b)  in case of a contested proxy solicitation;
(c)  if a shareholder makes a written comment on the proxy card; or
(d)  if necessary to allow the inspector of election to certify the results of the vote.

7. What if I do not specify a choice for a matter when returning my proxy card?

You should specify your choice for each matter on the enclosed proxy. If you do not give specific instructions, your proxy card (as long as it has been signed and returned) will be voted FOR each of the proposals.

PROVISIONS IN THE 2004 PROXY STATEMENT ON EXECUTIVE COMPENSATION

8. How is the compensation of US Airways senior officers determined?

Compensation for senior officers, including annual bonuses and long-term incentive grants, is determined and approved by the Human Resources Committee of the Board of Directors. The Human Resources Committee typically bases its decisions on annual competitive market data, especially on the compensation packages for senior officers at other airlines and other large companies. In addition, the entire Board of Directors must approve Mr. Siegel's compensation.

9. What is the Summary Compensation Table?

"Table 1: Summary Compensation Table" in the proxy statement details information regarding all aspects of compensation for the CEO and the next four highest paid officers for each of the last three years (2003, 2002 and 2001). You will note that the table is divided into two main sections titled "Annual Compensation" and "Long-Term Compensation."

Under the Annual Compensation section, you will see columns identified as "Salary" and "Bonus," both of which refer to cash amounts paid to the individuals. Base salary is established for each year, but the bonus amounts may vary based on actual performance for the year and whether bonuses are awarded at all for a year. In addition, some bonuses may be awarded as incentives to new hires during the year. The third column under Annual Compensation is identified as "Other Annual Compensation," and this column includes amounts paid for items such as car allowances, tax and financial planning, and tax payments for personal travel, relocation and moving expenses, temporary living expenses and funded retirement benefits.

Under the Long-Term Compensation section, you will see the amount, if any, of long-term incentive compensation arrangements provided to these officers. Long-term incentive compensation is typically based on a company's stock and an increase in its value over a long period of time, and these grants are used to encourage executives to increase the value of the company over the long term. The first column is identified as "Restricted Stock Awards" and shows the value of restricted stock that was awarded to each listed officer. Please note that the SEC rules require that the values in this column be based on the market value of the stock on the date it was granted. Most of the grants for 2003 were based on a market value of $7.34 per share, which is much higher than today's market value of US Airways Group stock (ticker symbol: UAIR), so be aware the numbers do not reflect current value of these grants. In addition, these grants have not yet vested (which means that the recipients cannot sell or transfer the stock) and will not vest until 2005 at the earliest.

For example, Mr. Siegel's Restricted Stock grant was made in July 2003 when the stock was valued at $7.34 per share, and thus his entry shows a value of $8,297,136; but on March 24, 2004, that stock was valued at $5,086,800 based on a market value of $4.50 per share. In addition, his Restricted Stock has not vested (so he cannot sell or transfer the stock) and will not vest until 2005 at the earliest.

            The second column under Long-Term Compensation is identified as "Securities Underlying Options/Warrants," and discloses the number of shares of our common stock that the officer has been granted an option or warrant to buy. The SEC rules require that we include these numbers in the table; however, please note that the options granted in 2001 and 2002 were all cancelled under our Plan of Reorganization and no longer exist. In 2003, the senior officers were granted warrants to buy our Class A common stock as part of our Plan of Reorganization. Warrants are similar to options, in that the officer must pay us the exercise price for each share of stock that he or she wants to buy. The exercise price of these warrants is $7.42 per share, which is currently in excess of our market value. Each of these warrants was granted with a corresponding share of Class A Preferred Stock, which will be cancelled upon exercise of the warrant. The warrants are further detailed in "Table 2: Warrant Grants in Last Fiscal Year," which is described below.

The last column in the table is identified as "All Other Compensation," and this column includes various types of additional compensation paid to, paid on behalf of or accrued for the officers. These amounts include premiums paid for life insurance, temporary living expenses and retirement benefits.

10. What is the Warrant Grant table?

"Table 2: Warrant Grants in Last Fiscal Year" in the proxy statement is the table that details information regarding the warrants granted to the top five senior officers during the last fiscal year. For each officer listed, this table shows the number of warrants granted, the percentage of total warrants that each officer received, the exercise price and the expiration date of the warrants. The SEC rules require that this table include a potential value calculation on the warrants, based on an assumed increase in our stock price of 5% and 10% over the life of the warrant. The values shown in the last two columns of this chart are purely hypothetical. Also, you should note that Mr. Siegel's warrants are not yet exercisable, even though the other senior officers' warrants became exercisable on December 31, 2003.

In the next table in the proxy statement, entitled "Table 3: Aggregated Warrant Exercises in Last Fiscal Year and Fiscal Year-End Warrant Values," you will note that no warrants granted to the senior officers have been exercised, and at year-end, those warrants had no reportable value because the exercise price was higher than our market value. That would still be true as of March 24, 2004.

11. What is the Employment and Severance Agreements section?

This section of the proxy statement describes the various employment and severance arrangements that we have entered into with our top five senior officers. Basically, this is a historical review of the agreements that were in place during the 2003 year.

Most of these agreements were entered into before the Company entered Chapter 11 bankruptcy proceedings. Upon emergence, the Bankruptcy Court's order and our Plan of Reorganization continued these agreements.

As has been reported, Mr. Siegel is currently in the process of negotiating a new employment agreement, and he has stated that he is prepared to enter into an agreement competitive with those of the CEOs of certain low-cost carriers.

SPECIFIC PROPOSALS TO BE VOTED ON AT THE 2004 ANNUAL MEETING

12. What are the matters being voted on at the 2004 annual meeting?

You are being asked to vote on four proposals at the 2004 annual meeting. The proposals are:

(a)   the election of 10 directors to the Board of Directors;
(b)   the ratification of the appointment of KPMG LLP as the independent auditors;
(c)   the approval of the 2003 Stock Incentive Plan, as amended and restated; and
(d)   the approval of the Incentive Compensation Plan, as amended and restated.

The Board of Directors recommends that you vote FOR each of these proposals, including each of the 10 nominees for director.

13. Why can I only vote for 10 directors at the 2004 Annual Meeting?

Our current Board of Directors consists of 15 members. Under the Plan of Reorganization, our agreement with Retirement Systems of Alabama Holdings LLC ("RSA") and our certificate of incorporation, eight directors are nominated by RSA, one director is the Chief Executive Officer and two directors are non-employee directors. Of these 11 directors, one current director, Raymond Smith, has decided not to run for re-election, and as a result, his seat will remain vacant until the Board finds a new candidate to fill his seat. In addition, there are four series of Class C Preferred Stock held by labor groups representing certain US Airways employees, and each of them elects one director to the Board. Stockholders of all other classes of stock do not vote for these four directors.

Of the four series of Class C Preferred Stock, Series 1 is held by the Air Line Pilots Association, and it has indicated that it will elect William D. Pollock as director. Series 2 is held by the International Association of Machinists and Aerospace Workers, and it has indicated that it will elect Joseph J. Mantineo as director. Series 3 is held jointly by the Association of Flight Attendants-Communications Workers of America AFL-CIO, International and the Transportation Workers Union of America, and they have indicated that they will elect Perry L. Hayes as director. Series 4 is held by the Communications Workers of America, and it has indicated that it will elect Magdelena Jacobsen as director.

In the vote on the election of 10 Director nominees to serve until the 2005 annual meeting of Shareholders, stockholders may:

(a)   vote in favor of all nominees,
(b)   vote to withhold authority to vote as to all nominees, or
(c)   vote to withhold authority only for specified nominees and vote for the other nominees.

If a stockholder desires to withhold authority to vote for a specific nominee, the stockholder should check the box marked "Exceptions" on the proxy card and write that nominee's name on the line provided on the card. Directors will be elected by a plurality vote, which means that the 10 nominees who receive the largest number of properly executed votes will be elected as directors.

14. Why is the 2003 Stock Incentive Plan being amended?

The 2003 Stock Incentive Plan has been amended and restated for two reasons:

(a)   to increase the number of shares available for issuance under the Plan by 1,000,000 shares; and
(b)   to bring the Plan document into compliance with provisions of the tax code to protect the Company's tax deductions for certain performance-based grants to senior management.

The proposal to approve the 2003 Stock Incentive Plan, as amended and restated, will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

15. Why is the Incentive Compensation Plan being amended?

The Incentive Compensation Plan has been amended and restated solely to bring the document into compliance with provisions of the tax code to protect the Company's tax deductions for certain performance-based grants to senior management.

The proposal to approve the Company's Incentive Compensation Plan, as amended and restated, will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

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